Exhibit 11(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to us in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Fidelity Advisor Series I:
Fidelity Advisor TechnoQuant Growth Fund and Fidelity Advisor Growth & Income Fund under the heading "Auditor" in the Statement of Additional Information.
/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 19, 1997